EXHIBIT 4.8
                                                                     -----------


THIS NOTE AND THE SHARES OF CAPITAL STOCK ISSUABLE UPON ANY CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED BY ANY PERSON, INCLUDING A PLEDGEE, UNLESS (1) EITHER
(A) A REGISTRATION WITH RESPECT THERETO SHALL BE EFFECTIVE UNDER THE SECURITIES ACT, OR (B) THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL OF THE HOLDER SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT IS AVAILABLE, AND (2) SUCH TRANSFER WOULD BE IN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES LAWS. THERE IS NO AND THERE IS NOT EXPECTED TO BE A PUBLIC MARKET FOR THIS NOTE AND THE SHARES OF CAPITAL STOCK ISSUABLE UPON ANY CONVERSION HEREOF. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.


                              LOCATEPLUS.COM, INC.

                    CONVERTIBLE SUBORDINATED PROMISSORY NOTE


$[_________]                                              BEVERLY, MASSACHUSETTS
                                                             [_______________]

LocatePLUS.com, Inc., a Delaware corporation (the "Company"), for value received, hereby promises to pay to [________________] and Investigations or his assigns the principal sum of [________________]($[________________]), together with interest compounding semi-annually on each January 1 and July 1 from the date hereof on the unpaid balance of such principal amount from time to time outstanding at the rate of 14% per annum until paid in full or converted as provided herein. Subject to the provisions of Section 4 below, all outstanding principal and accrued unpaid interest under this Note shall be due and payable on the first to occur of: (I) September 27, 2005, (II) conversion according to the terms hereof, and (III) the occurrence of an Event of Default (as defined in Section 3 below) (the first to occur of (i), (ii) and (iii), is referred to herein as the "Maturity Date").

SECTION 1.  CONVERSION.

     (A) AUTOMATIC CONVERSION. The entire outstanding principal amount of this Note and any accrued unpaid interest hereon shall automatically be converted into fully paid and non-assessable shares of the Common Stock, par value $0.01, of the Company upon the first to occur (the "Conversion Date") of:

          (I) LocatePLUS.com's initial public offering of securities registered on Form S-1 or its then equivalent;

          (II) the closing of at least a $5 million equity investment in the Company in an offering subsequent to the Company's Note and Warrant Offering that commenced on September 27, 2000; or

          (III) a transaction involving a "Change of Control" of the Company. For the purposes of this Note, a "Change of Control" transaction shall mean
     (1) a transaction in which any individual, entity or group (within the meaning of Sections 13(d)(3) and
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     14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange
     Act") acquires beneficial ownership of any capital stock of the Company if, after such acquisition, such individual, entity or group beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) more than 50% of either (X) the then-outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock"), or (Y) the combined voting power of the then-outstanding securities of the Company generally entitled to vote (the "Outstanding Company Voting Securities"); PROVIDED, HOWEVER, that for the purposes of this clause (1), no acquisition by any person, entity, or group pursuant to a Business Combination, as defined below, which complies with clauses (x) and (y) of clause (2) below will constitute a Change of Control; or (2) the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), unless, immediately after such Business Combination, each of the following is satisfied: (X) all or substantially all of the individuals or entities who were beneficial owners of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to that Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of the Company's Common Stock and the combined voting power of the then-outstanding securities generally entitled to vote, respectively, of the resulting or acquiring entity in the Business Combination (which shall include, without limitation, an entity that as a result of such transaction owns the Company or substantially all of the Company's assets either directly or through one or more subsidiaries) (such resulting or acquiring entity is referred to herein as the "Acquiring Entity"), in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination (it being understood that for purposes of the determination of whether or not such voting power of the then-outstanding securities is owned, directly or indirectly, in substantially the same proportions as the ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, any securities transferred pursuant to transfers by a security holder which is an entity to a wholly-owned subsidiary of that entity, or by a security holder which is a closely held partnership PRO RATA to the partners of such partnership, or transfers by a limited liability company PRO RATA to the members of such limited liability company shall be disregarded, and (Y) no person or entity (excluding the Acquiring Entity or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Entity) beneficially owns, directly or indirectly, more than 50% of the then-outstanding equity of the Acquiring Entity, or of the combined voting power of the then-outstanding securities of such corporation generally entitled to vote (except to the extent that such ownership existed prior to the Business Combination).

          (IV) Upon conversion of this Note, the Holder shall be entitled to a number of shares of LocatePLUS.com, Inc. Common Stock as may be determined as set forth below:

               (A) If the conversion is triggered by clauses (i) or (ii), above, then the per share Conversion Price shall be 80% of the per share offering price of Common Stock in that offering (if the offering consists primarily of Common Stock), or (if the offering does not consist primarily of Common Stock), the Conversion Price shall be the 80% of the per share value of the Common Stock as determined by the Board of Directors of the Company, in good faith, with reference to such offering price.



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
               (B) If the conversion is triggered by clause (iii), above, in a transaction in which all or substantially all of the Common Stock of the Company is acquired or transferred as a result of a merger or tender offer, the consideration for which consists of cash and/or readily marketable, unrestricted securities, then the per share Conversion Price will be 80% of the value of the consideration offered to each stockholder for each share of the Company's Common Stock.

               (C) If the conversion is triggered by clause (iii), above, in a change of control transaction other than as set forth in paragraph
          (B), above, then the per share Conversion Price shall be 80% of the implied per share value of Common Stock of such transaction, as determined by the Board of Directors in good faith taking into account the transaction, the nature of the consideration, the relative liquidity of the consideration, and other similar factors regularly used in the valuation of illiquid investments.

     (B) FRACTIONAL SHARES. No fractional shares of capital stock of the Company shall be issued upon conversion of this Note. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to the amount that would have been applied to the purchase of such fractional share but for the application of the preceding sentence.

     (C) MECHANICS OF CONVERSION. The Company shall use its best efforts to cause notice of conversion to be mailed to the registered holder of this Note, at such holder's address appearing in the records of the Company, at least five business days prior to the Conversion Date. Upon notice by the Company and on or before the Conversion Date, the holder shall surrender this Note for conversion at the place designated in such notice. If required by the Company, the Note surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of surrender in form satisfactory to the Company duly executed by the registered holder. The Company shall, as soon as practicable after the Conversion Date, issue and deliver to such holder of this Note, a certificate or certificates for the number of shares of the capital stock of the Company to which such holder shall be entitled, together with cash in lieu of any fraction of a share. Immediately upon the Conversion Date (whether or not this Note is surrendered), this Note shall no longer be deemed to be outstanding and all rights with respect to this Note shall immediately cease and terminate on such Conversion Date, except only the right of the holder to receive the shares of the capital stock of the Company to which he is entitled as a result of the conversion on the Conversion Date.

     2. RESTRICTIONS ON TRANSFER. The shares of the capital stock of the Company into which the Note may be converted, shall not be assigned, sold, pledged, transferred or otherwise disposed of except in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws.

     3. DEFAULT. This Note and all amounts due hereunder shall become immediately due and payable in cash without notice or demand, at any time, upon the occurrence and during the continuation of any of the following events of default (individually, "an Event of Default" and collectively, "Events of Default"):







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
          (A) Default in the payment when due of any principal or interest under this Note;

          (B) The liquidation, termination of existence, dissolution or the appointment of a receiver or custodian for the Company or any part of its property if such appointment is not terminated or dismissed within thirty days;

          (C) The institution against the Company of any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, which proceeding is not dismissed within thirty days of filing; or

          (D) The institution by the Company of any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally or the making by the Company or any endorser or guarantor of this Note of a composition of an assignment or trust mortgage for the benefit of creditors.

Upon the occurrence of an Event of Default, the holder shall have then, or at any time thereafter, all of the rights and remedies afforded by the Uniform Commercial Code as from time to time in effect in the State of Delaware.

     4. SUBORDINATION. The indebtedness evidenced by this Note is subordinate and junior to the prior payment in full of the principal of (and premium, if any) and interest on all Senior Indebtedness. "Senior Indebtedness" means the principal of (and premium, if any) and interest on all indebtedness of the Company for money borrowed from banks and other institutional lenders, whether outstanding on the date hereof or hereafter arising. Nothing contained in this
Section 4 shall limit or impair the conversion of this Note in accordance with
Section 1 hereof. Anything herein to the contrary notwithstanding, the Company covenants and agrees, and any holder hereof by its acceptance hereof covenants and agrees, expressly for the benefit of the present and future holders of the Senior Indebtedness, that until the Senior Indebtedness shall have been paid in full, the holder hereof will not take, demand or receive, and the Company will not make, give or permit, directly or indirectly, by set-off, redemption, purchase or in any other manner, any payment of the whole or any part hereof, except that the holder hereof shall be entitled to receive payments of interest and principal on the Maturity Date unless and until (if ever) the holder of any Senior Indebtedness shall have given notice to the holder hereof (a "Standstill Notice") that (I) the Company is in default in respect of any payment of principal of, interest on, or other amount due in connection with any Senior Indebtedness, or (II) an event has occurred and is continuing or a condition exists which entitles any holder of the Senior Indebtedness to declare the same to be due and payable prior to its express maturity date, PROVIDED that the Company may make, and the holder hereof may take, demand, receive, enforce and collect such payments of principal and interest after the period ending on the first to occur of (A) the date such event or condition is waived or cured, and
(B) with respect to a non-payment default, one hundred and eighty days after the date the Standstill Notice shall have been given to the holder hereof, UNLESS there shall then exist a payment default in respect of the Senior Indebtedness in which case the Company shall not make and the holder shall not accept, any payment hereunder until such payment default has been cured. Each holder hereof, by its acceptance of this Note, hereby agrees that the holder of the Senior Indebtedness may, at any time and from time to time, without notice to the holder of this Note, without releasing or impairing the subordination contained herein, change the manner, place or terms of payment, or change or extend the time for payment of or renew or alter, the Senior Indebtedness, or amend or supplement in any manner the agreements, instruments or documents relating to, evidencing or securing the Senior Indebtedness, or release any person liable in

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
any manner for the payment or collection of the Senior Indebtedness or exercise or refrain from exercising any rights in respect of the Senior Indebtedness or apply any monies or other property received to the Senior Indebtedness or accept or release any security for the Senior Indebtedness. Upon the liquidation, dissolution or other winding up of the Company or any sale of the Company, receivership, insolvency, reorganization or bankruptcy proceedings, assignment for the benefit of creditors, arrangement or the commencement of any proceeding for the benefit of creditors, against the Company for any relief under any bankruptcy, reorganization or insolvency laws or any other law of the relief of debtors or the readjustment of indebtedness or other event or condition described in this Section 4, then and in any such event, any payment of principal, interest or premium on this Note which but for the subordination provisions of this Note would otherwise be payable or deliverable to the holder hereof shall instead be paid over or delivered to the holder of the Senior Indebtedness (if more than one holder, in accordance with any agreements among the holder of such Senior Indebtedness) for application as a payment or prepayment on account of the Senior Indebtedness, and the holder hereof shall not receive any payment therefrom unless and until all Senior Indebtedness shall have been fully paid and satisfied or the holder of such Senior Indebtedness shall have otherwise consented. If any holder hereof shall receive any payment in respect of this Note in violation of the preceding, such holder, by its acceptance hereof, hereby agrees to hold such payment in trust for the PRO RATA benefit of the holder of the Senior Indebtedness and to pay over such amount in the form received, except for the endorsement without recourse or warranty of the holder hereof where appropriate, to the holder of the Senior Indebtedness for application on account of the Senior Indebtedness. THE SUBORDINATION PROVISIONS HEREOF ARE AND ARE INTENDED TO BE SOLELY FOR THE PURPOSE OF DEFINING THE RELATIVE RIGHTS OF THE HOLDER HEREOF AND THE HOLDER OF THE SENIOR INDEBTEDNESS AND NOTHING CONTAINED HEREIN IS INTENDED TO OR SHALL IMPAIR, AS BETWEEN THE COMPANY, ITS CREDITORS AND THE HOLDER OF THIS NOTE, THE OBLIGATION OF THE COMPANY, WHICH IS UNCONDITIONAL AND ABSOLUTE, TO PAY TO THE HOLDER OF THIS NOTE THE PRINCIPAL OF, AND INTEREST ON, THIS NOTE AS AND WHEN THE SAME SHALL BECOME DUE AND PAYABLE IN ACCORDANCE WITH THE TERMS HEREOF, OR IS INTENDED TO OR SHALL AFFECT THE RELATIVE RIGHTS OF THE HOLDER OF THIS NOTE AND CREDITORS OF THE COMPANY (OTHER THAN THE HOLDER OF THE SENIOR INDEBTEDNESS), NOR SHALL ANYTHING HEREIN PREVENT THE HOLDER HEREOF FROM EXERCISING ALL RIGHTS AND REMEDIES UNDER THIS NOTE IN THE EVENT OF DEFAULT HEREUNDER, SUBJECT TO THE RIGHT OF THE HOLDER OF THE SENIOR INDEBTEDNESS TO RECEIVE PRIOR PAYMENT IN FULL OF SUCH SENIOR INDEBTEDNESS. Notwithstanding the foregoing, the holder of this Note shall not commence any action for the payment of any principal, interest or other amount due hereunder unless (I) any Senior Indebtedness shall have been accelerated, or (II) the Company has become subject to an insolvency, reorganization or bankruptcy proceeding, receivership proceeding, assignment for the benefit of creditors or other like proceeding. The holder hereof acknowledges that his, her or its intention is that the rights of the holder hereof to payments of principal and interest on this Note shall be junior and subordinate to the rights of the holder of any present or future Senior Indebtedness, and the holder hereof hereby agrees to confirm the foregoing and to execute any and all such documents as may be reasonably requested by the holder of any Senior Indebtedness from time to time.

     5. INVESTMENT INTENT. The holder of this Note, by acceptance hereof, warrants and represents that this Note and any security issuable upon conversion hereof, has been and will be acquired for investment only and not with a view to, or for sale in connection with, a distribution thereof and not with a view to their resale, and that this Note and any security issuable upon conversion hereof has been and will be acquired for the holder's own account and not with a view to their division among others, and that no other person has any direct or indirect beneficial interest in this Note or any security issuable upon conversion hereof.

     6. NOTICES. All notices given hereunder shall be in writing and delivered in person, by recognized courier service, or by postage prepaid certified or registered mail, return receipt requested. All notices intended for the holder hereof shall be addressed to it as its last address as it shall then appear on the books of the Company. All notices intended for the Company shall be addressed to it at 100 Cummings Center, Suite 235-M, Beverly, Massachusetts 01915. Said addresses may be changed by notice in accordance with this Section 6.

     7. GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of Delaware.

     8.   GENERAL.

     (A) SUCCESSORS AND ASSIGNS. This Note, and the obligations and rights of the Company hereunder, shall be binding upon and inure to the benefit of the Company, the holder of this Note, and their respective heirs, successors and permitted assigns.

     (B) RECOURSE. Recourse under this Note shall be to the general unsecured assets of the Company only, and in no event to the officers, directors or stockholders of the Company.

     (C) CHANGES. Changes in or additions to this Note may be made or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holder of this Note.

     (D) RIGHTS RESERVED. No provisions of this Note and no right or option granted or conferred herein shall in any way limit, affect or abridge the exercise by the Company of any of its corporate rights or powers, including without limitation, its corporate right and power to issue securities, recapitalize, amend its Certificate of Incorporation, reorganize, consolidate or merge with or into another corporation, or transfer or encumber all or any part of its property or assets.

     IN WITNESS WHEREOF, this Note has been executed and delivered as a sealed instrument on the date first above written.

                                       LOCATEPLUS.COM, INC.

                                       By:
                                           -------------------------------------
                                           Jon Latorella
                                           President and Chief Executive Officer



                                       By:
                                           -------------------------------------
                                           Robert Goddard
                                           Treasurer, Secretary and
                                           Chief Financial Officer


TRACKING NUMBER [________________].



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